                                                                  Exhibit 11.0


                                RELEASE AGREEMENT

RELEASE made as of the ___ day of October, 1998 by Scangraphics, Inc., a Pennsylvania corporation (COMPANY) and Michael A. Mulshine and Osprey Partners (hereinafter individually and collectively referred to as RELEASEES).

WHEREAS, during December 1996, RELEASEES signed three promissory notes numbered PN-103, PN-104 and PN-105 (DEBT) payable to the COMPANY, copies of which are attached;

WHEREAS, the COMPANY'S Board of Directors has determined that it would be appropriate, all things considered, to provide RELEASEES with a plan to cancel the DEBT and accrued interest in return for cancellation of the underlying shares and issuance of new options and/or warrants at a price of $2.00 in a number equal to 10% of the shares associated with the aforementioned DEBT;

WHEREAS, COMPANY and RELEASEES, have now completed satisfactory negotiations to terminate the DEBT for valuable consideration as outlined above, the receipt and sufficiency of which is hereby acknowledged, and expressly intending to be legally bound hereby, COMPANY and RELEASEES hereby agree as follows:

1. COMPANY does hereby remise, release and forever discharge RELEASEES from any and all claims, demands, actions, debts, loans, judgments, obligations, damages, and liabilities, of any nature whatsoever, known or unknown, whether now existing or hereafter arising, whether or not heretofore asserted, including without limitation claims for contribution or indemnification, which against RELEASEES, or any one or more of them, COMPANY ever had, now has, or may in the future have, in any way or manner arising out of, relating to, or based upon, in whole or in part, any facts, transactions, occurrences, representations, acts, or omissions arising out of the above referenced DEBT.

2. The RELEASEES knowingly, willingly and voluntarily forever irrevocably and unconditionally release and discharge the COMPANY, or any of its officers, directors, shareholders, agents, employees, legal representatives, predecessors, successors or assigns from any and all claims, charges, complaints, liabilities, obligations, premises, agreements, remedies, controversies, damages, costs, expenses (including attorneys' costs and expenses), right and suits of any nature whatsoever, known or unknown, accrued or not yet accrued, asserted or unasserted, whether in law or in equity, made, to be made, or which might have been made in connection with, arising out of, relating to, or as a consequence of, the creation or termination of above referenced DEBT. The RELEASEES, by entering into this Agreement, accept the benefits herein provided in full and complete satisfaction of any and all claims against the COMPANY. Without limiting the foregoing in any manner whatsoever, the RELEASEES knowingly, willingly and voluntarily forever irrevocably and unconditionally release and discharge the COMPANY from any and all obligations arising under each of the DEBT herein referenced.

3. THE RELEASEES HEREBY ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT CONSISTING OF TWO PAGES; THAT THEY HAVE HAD A REASONABLE PERIOD OF TIME WITHIN WHICH TO CONSIDER THIS AGREEMENT AND FULLY UNDERSTAND, ACKNOWLEGE AND ACCEPT ALL OF ITS TERMS OF THEIR OWN VOLUNTARY FREE WILL; THAT NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE OTHER THAN AS EXPRESSLY STATED IN THIS AGREEMENT; THAT THEY HAVE BEEN ADVISED TO CONSULT WITH COUNSEL AND/OR OTHER ADVISORS AND HAVE HAD AN ADEQUATE OPPORTUNITY TO DISCUSS THE DOCUMENT WITH COUNSEL AND/OR OTHER ADVISORS AND HAVE DONE SO OR HAVE VOLUNTARILY ELECTED NOT DO SO; AND BY EXECUTING THIS AGREEMENT AND ACCEPTING THE CONSIDERATION OUTLINED HEREIN FROM THE COMPANY, THEY WILL ABIDE BY THE TERMS, AGREEMENTS, AND PROMISES SET FORTH IN THIS AGREEMENT.

OFFERED:                                    ACCEPTED:



By: /s/ Laurence L. Osterwise               By: /s/ Michael A. Mulshine
    -------------------------                  ------------------------

Date: 10/28/98                              Date: 10/24/98
      -----------------------                     ---------------------

                                                              Note No.: PN-103

                                 PROMISSORY NOTE

    $246,078.00                                        Dated: December 2, 1996

FOR VALUE RECEIVED, Osprey Partners, (herein after referred to as "Maker"), promises to pay to the order of Scangraphics. Inc., (hereinafter referred to as "Payee" or "Company"), the principal amount of Two Hundred Forty Six Thousand and Seventy Eight Dollars ($246,078.00) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the principal office of the Company, together with interest on the unpaid principal balance. Interest on this Promissory Note ("Note") will be calculated at the rate of 8.25% per annum.

This Note was issued to the Payee as payment for the exercise of certain Commnon Stock Purchase Warrants and/or Options (the "Wts/Options"). The 117,180 shares of Common Stock that were issued upon exercise of the Wts/Options are to be held in "Escrow" by the Payee's law firm, Dilworth Paxson Kalish & Kaufmann, the "Escrow Agent", and such shares shall not be released to the Maker until or unless the following conditions have been satisfied:

Vesting Schedule: These Escrowed shares may not be released for trade or transfer until the earlier of January 1, 2000 or in increments according to the schedule below, provided that the pro-rata portion of the principal amount of this Note relating to the vested share increments, and all related interest due thereupon, has been paid to the Payee:

SHARES (*)     RESTRICTIONS   -  IF    -   COMPANY ANNUAL    - OR -   STOCK (**)
VESTING        LAPSE ON                    REVENUES EXCEED            PRICE
-------        --------                    ---------------            -----
39,060         Jan. 1, 1998                $8.0 M for 1997             $4.00/Sh
39,060         Jan. l, 1999                $10.0 M for 1998 or         $5.00/Sh
                                           $18.0 M Cumulative
                                               for 1997 & 1998
39,060         Jan. 1, 2000                N/A                         N/A

Note:
     (*) Total of 117,180 shares from the exercise of Warrants No. 3 and No. 4. (**) Trades at or over this price for any 30 day period during prior 12 months.

These Escrowed shares will be forfeited in the event of voluntary termination of services to the Payee by the Maker. These shares will not be forfeited due to involuntary termination of Maker or in the event the Maker is terminated due to inability to provide services to the Payee for reasons of health. In the event of death of the Maker all restrictions will lapse, and the then vested shares will accrue to the estate and/or heirs of the Maker. In the event of "change of control" of the Company, all restrictions will lapse.

Payment of Note and Release of Shares from Escrow: The Maker shall pay the pro-rata portion of the principal amount of the Note relating to the vested share increments, and all related interest due thereupon, to the Company within six months of the vesting of shares as per the Vesting Schedule above. Thus, in the event all shares vest as per the Vesting Schedule, the Note and related interest are due in three equal installments of principal of $82,026.00 with accrued interest, on the following dates:

                                  July 1, 1998
                                  July 1, 1999
                                  July 1, 2000

In addition, in the event the conditions of vesting provided for in the Vesting Schedule are not met in any given year, but the vesting conditions are subsequently met in the following year, the shares from the prior year will then become vested. Further, any and all shares that may not have vested prior to January 1, 2000, shall become vested as of this date as provided for in the Vesting Schedule.

Upon receipt of such payments, the Company will then direct the Escrow Agent to immediately release the vested shares to the Maker, free of any restrictive legend.

Vesting: Grossly exceeding the "Company Annual Revenue" or "Stock Price" targets as of any of the annual target measurement dates, as detailed in the above Vesting Schedule, will not cause an acceleration of the vesting of these shares.

The market price of the Company's shares shall not be a cause for default of payment of this Note by the Maker.

All payments shall be made to Payee at address below or at such other place as the Payee may from time to time designate. Any payments on account of principal and interest shall be applied first to interest as aforesaid and the remainder thereof shall be applied to principal.

Maker shall have the privilege of paying the principal in whole or in part at any time, and such payments may be made without penalty or premium; provided, however, that each payment shall be accompanied by any accrued interest then due.

Presentment for payment or acceptance, and notice of dishonor of payment or acceptance, notice of protest and notice of any renewal, extension, modification or change of time, manner, place or terms of payment, are hereby waived by Maker or any endorsers, sureties and guarantors hereof.

Any failure or delay of Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Payee of a breach or default of any provisions of this Note shall not operate or be construed as a waiver of any subsequent breach or default thereof. Maker agrees to reimburse Payee for all costs and expenses, including reasonable attorneys' fees, incurred by Payee to enforce the provisions hereof and collect Maker's obligations hereunder.

This Note shall be construed according to, and shall be governed by the laws of the Commonwealth of Pennsylvania. The provisions of this Note shall be deemed severable, so that if any provisions hereof is declared invalid under the laws of any state where it is in effect, or of the United States, all other provisions of this Note shall continue in full force and effect.

This Note shall be binding upon the successors and assigns of the Maker, and shall inure to the benefit of and be enforceable by the heirs, personal representatives, successors and assigns of Payee or any other Payee thereof.

Notices: Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, five days after the date of deposit in the United States mails, as follows:

          (i)     if to the Maker, to:             Osprey Partners
                                                   2517 Route 35, Suite D-201
                                                   Manasquan, NJ 08736

          (ii)    if to the Holder, to:            Scangraphics, Inc.
                                                   700 Abbott Drive
                                                   Broomall, PA 19008


Governing Law: This Note shall be governed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to conflict of laws principles.

Successors and Assigns: All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Maker shall bind its successors and assigns, whether or not so expressed.

IN WITNESS WHEREOF, the Maker has caused this Note to be signed in its name and to be dated as of the date first above written.


    ATTEST:                              MAKER:


/s/ Carol J. Mulshine                     By: /s/ Michael A. Mulshine
-------------------------                   ------------------------------
                                            Michael A. Mulshine, Principal
                                            Osprey Partners

The following LEGEND shall be affixed to the appropriate Stock Certificate representing the shares of Common Stock covered by this Note:

------------------------------------------------------------------------------


LEGEND:

These shares shall be held in Escrow by the Company's Escrow Agent and not be released for trade or transfer until the earlier of January 1, 2000 or in increments according to the Vesting Schedule that is detailed in Promissory Note No. PN-103 (the "Note"), provided the principal amount of this Note relating to the vested share increments, and all related interest due thereupon, has been paid to Scangraphics, Inc. (the "Payee").

These Escrowed shares will be forfeited in the event of voluntary termination of services to the Payee by the Shareholder. These shares will not be forfeited due to involuntary termination of the Shareholder or in the event the Shareholder is terminated due to inability to provide services to the Payee for reasons of health. In the event of death of the Shareholder all restrictions will lapse, and the then vested shares will accrue to the estate and/or heirs of the Shareholder. In the event of "change of control" of Scangraphics, Inc., all restrictions will lapse.

                                                               Note No. PN-104

                                 PROMISSORY NOTE

    $40,200.00                                        Dated: December 30, 1996


FOR VALUE RECEIVED, Michael A. Mulshine, (herein after referred to as "Maker"), promises to pay to the order of Scangraphics, Inc., (hereinafter referred to as "Payee" or "Company"), the principal amount of Forty Thousand Two Hundred Dollars ($40,200.00) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the principal office of the Company, together with interest on the unpaid principal balance. Interest on this Promissory Note ("Note") will be calculated at the rate of 8.25% per annum.

This Note was issued to the Payee as payment for the exercise of certain Common Stock Purchase Warrants and/or Options (the "Wts/Options"). The 30,000 shares of Common Stock that were issued upon exercise of the Wts/Options are to be held in "Escrow" by the Payee's law firm, Dilworth Paxson Kalish & Kaufmann, the
"Escrow Agent", and such shares shall not be released to the Maker until or unless the following conditions have been satisfied:

Vesting Schedule: These Escrowed shares may not be released for trade or transfer until the earlier of January 1, 2000 or in increments according to the schedule below, provided that the pro-rata portion of the principal amount of this Note relating to the vested share increments, and all related interest due thereupon, has been paid to the Payee:

 SHARES (*)    RESTRICTIONS    - IF-   COMPANY ANNUAL       - OR -   STOCK (**)
 VESTING       LAPSE ON                REVENUES EXCEED               PRICE
--------       --------                ---------------               -----
 10,000        Jan. 1, 1998             $8.0 M for 1997               $4.00/Sh

 10,000        Jan. 1, 1999             $10.0 M for 1998 or           $5.00/Sh
                                        $18.0 M Cumulative
                                           for 1997 & 1998

 10,000        Jan. 1, 2000             N/A                           N/A

Note:
        (*) Total of 30,OO0 shares from the exercise of Option S0043.
       (**) Trades at or over this price for any 30 day period during prior 12 months.

These Escrowed shares will be forfeited in the event of voluntary termination of services to the Payee by the Maker. These shares will not be forfeited due to involuntary tennination of Maker or in the event the Maker is terminated due to inability to provide services to the Payee for reasons of health. In the event of death of the Maker all restrictions will lapse, and the then vested shares will accrue to the estate and/or heirs of the Maker. In the event of "change of control" of the Company, all restrictions will lapse.

Payment of Note and Release of Shares from Escrow: The Maker shall pay the pro-rata portion of the principal amount of the Note relating to the vested share increments, and all related interest due thereupon, to the Company within six months of the vesting of shares as per the Vesting Schedule above. Thus, in the event all shares vest as per the Vesting Schedule, the Note and related interest are due in three equal installments of principal of $13,400.00 with accrued interest, on the following dates:

                                  July 1, 1998
                                  July 1, 1999
                                  July 1, 2000

In addition, in the event the conditions of vesting provided for in the Vesting Schedule are not met in any given year, but the vesting conditions are subsequently met in the following year, the shares from the prior year will then become vested. Further, any and all shares that may not have vested prior to January 1, 2000, shall become vested as of this date as provided for in the Vesting Schedule,

Upon receipt of such payments, the Company will then direct the Escrow Agent to immediately release the vested shares to the Maker, free of any restrictive legend.

Vesting: Grossly exceeding the "Company Annual Revenue" or "Stock Price" targets as of any of the annual target measurement dates, as detailed in the above Vesting Schedule will not cause an acceleration of the vesting of these shares.

The market price of the Company's shares shall not be a cause for default of payment of this Note by the Maker.

All payments shall be made to Payee at address below or at such other place as the Payee may from time to time designate. Any payments on account of principal and interest shall be applied first to interest as aforesaid and the remainder thereof shall be applied to principal.

Maker shall have the privilege of paying the principal in whole or in part at any time, and such payments may be made without penalty or premium; provided, however, that each payment shall be accompanied by any accrued interest then due.

Presentment for payment or acceptance, and notice of dishonor of payment or acceptance, notice of protest and notice of any renewal, extension, modification or change of time, manner, place or terms of payment, are hereby waived by Maker or any endorsers, sureties and guarantors hereof.

Any failure or delay of Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Payee of a breach or default of any provisions of this Note shall not operate or be construed as a waiver of any subsequent breach or default thereof. Maker agrees to reimburse Payee for all costs and expenses, including reasonable attorneys' fees, incurred by Payee to enforce the provisions hereof and collect Maker's obligations hereunder.

This Note shall be construed according to, and shall be governed by the laws of the Commonwealth of Pennsylvania. The provisions of this Note shall be deemed severable, so that if any provisions hereof is declared invalid under the laws of any state where it is in effect, or of the United States, all other provisions of this Note shall continue in full force and effect.

This Note shall be binding upon the successors and assigns of the Maker, and shall inure to the benefit of and be enforceable by the heirs, personal representatives, successors and assigns of Payee or any other Payee thereof.

Notices: Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, five days after the date of deposit in the United States mails, as follows:

           (i)  if to the Maker, to:        Michael A. Mulshine
                                            868 Riverview Drive
                                            Brielle, NJ 08730


          (ii)  if to the Holder, to:       Scangraphics, Inc.
                                            700 Abbott Drive
                                            Broomall, PA 19008

Governing Law: This Note shall be governed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to conflict of laws principles.

Successors and Assigns: All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Maker shall bind its successors and assigns, whether or not so expressed.

IN WITNESS WHEREOF, the Maker has caused this Note to be signed in its name and to be dated as of the date first above written.


        ATTEST:                             MAKER:


        /s/ Carol J. Mulshine               /s/ Michael A. Mulshine
        ----------------------              ------------------------
                                            Michael A. Mulshine

The following LEGEND shall be affixed to the appropriate Stock Certificate representing the shares of Common Stock covered by this Note:

-------------------------------------------------------------------------------


LEGEND:

These shares shall be held in Escrow by the Company's Escrow Agent and not be released for trade or transfer until the earlier of January 1, 2000 or in increments according to the Vesting Schedule that is detailed in Promissory Note No. PN-104 (the "Note"), provided the principal amount of this Note relating to the vested share increments, and all related interest due thereupon, has been paid to Scangraphics, Inc. (the "Payee").

These Escrowed shares will be forfeited in the event of voluntary termination of services to the Payee by the Shareholder. These shares will not be forfeited due to involuntary termination of the Shareholder or in the event the Shareholder is terminated due to inability to provide services to the Payee for reasons of health. In the event of death of the Shareholder all restrictions will lapse, and the then vested shares will accrue to the estate and/or heirs of the Shareholder. In the event of "change of control" of Scangraphics, Inc., all restrictions will lapse.

                                                                Note No. PN-105

                                 PROMISSORY NOTE

    $17,500.00                                         Dated: December 30, 1996

FOR VALUE RECEIVED, Osprey Brothers, (herein after referred to as "Maker"), promises to pay to the order of Scangraphics, Inc., (hereinafter referred to as "Payee" or "Company"), the principal amount of Seventeen Thousand Five Hundred Dollars ($17,500.00) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the principal office of the Company, together with interest on the unpaid principal balance. Interest on this Promissory Note ("Note") will be calculated at the rate of 8.25 per annum.

This Note was issued to the Payee as payment for the exercise of certain Common Stock Purchase Warrants and/or Options (the "Wts/Options"). The 10,000 shares of Common Stock that were issued upon exercise of the Wts/Options are to be held in "Escrow" by the Payee's law firm, Dilworth Paxson Kalish & Kaufmann, the "Escrow Agent", and such shares shall not be released to the Maker until or unless the following conditions have been satisfied:

Vesting Schedule: These Escrowed shares may not be released for trade or transfer until the earlier of January 1, 2000 or in increments according to the schedule below, provided that the pro-rata portion of the principal amount of this Note relating to the vested share increments, and a related interest due thereupon, has been paid to the Payee:

SHARES (*)     RESTRICTIONS    - IF -    COMPANY ANNUAL     - OR -    STOCK (**)
VESTING        LAPSE ON                  REVENUES EXCEED              PRICE
-------        --------                  ---------------              -----

3,333          Jan. 1, 1998              $8.0 M for 1997               $4.00/Sh

3,333          Jan. 1, 1999              $10.0 M for 1998 or           $5.00/Sh
                                         $18.0 M Cumulative
                                           for 1997 & 1998

3,334          Jan. 1, 2000              N/A                           N/A

Note:
        (*) Total of 10,000 shares from the exercise of Warrant WC0049.
       (**) Trades at or over this price for any 30 day period during prior 12 months.

These Escrowed shares will be forfeited in the event of voluntary termination of services to the Payee by the Maker. These shares will not be forfeited due to involuntary termination of Maker or in the event the Maker is terminated due to inability to provide services to the Payee for reasons of health. In the event of death of the Maker all restrictions will lapse, and the then vested shares will accrue to the estate and/or heirs of the Maker. In the event of "change of control" of the Company, all restrictions will lapse.

Payment of Note and Release of Shares from Escrow: The Maker shall pay the pro-rata portion of the principal amount of the Note relating to the vested share increments, and all related interest due thereupon, to the Company within six months of the vesting of shares as per the Vesting Schedule above. Thus, in the event all shares vest as per the Vesting Schedule, the Note and related interest are due in three equal installments of principal of $5,833.33 with accrued interest, on the following dates:

                                  July 1, 1998
                                  July 1, 1999
                                  July 1, 2000

In addition, in the event the conditions of vesting provided for in the Vesting Schedule are not met in any given year, but the vesting conditions are subsequently met in the following year, the shares from the prior year will then become vested. Further, any and all shares that may not have vested prior to January 1, 2000, shall become vested as of this date as provided for in the Vesting Schedule.

Upon receipt of such payments, the Company will then direct the Escrow Agent to immediately release the vested shares to the Maker, free of any restrictive legend.

Vesting: Grossly exceeding the "Company Annual Revenue" or "Stock Price" targets as of any of the annual target measurement dates, as detailed in the above Vesting Schedule, will not cause an acceleration of the vesting of these shares.

The market price of the Company's shares shall not be a cause for default of payment of this Note by the Maker.

All payments shall be made to Payee at address below or at such other place as the Payee may from time to time designate. Any payments on account of principal and interest shall be applied first to interest as aforesaid and the remainder thereof shall be applied to principal.

Maker shall have the privilege of paying the principal in whole or in part at any time, and such payments may be made without penalty or premium; provided, however, that each payment shall be accompanied by any accrued interest then due.

Presentment for payment or acceptance, and notice of dishonor of payment or acceptance, notice of protest and notice of any renewal, extension, modification or change of time, manner, place or terms of payment, are hereby waived by Maker or any endorsers, sureties and guarantors hereof.

Any failure or delay of Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Payee of a breach or default of any provisions of this Note shall not operate or be construed as a waiver of any subsequent breach or default thereof. Maker agrees to reimburse Payee for all costs and expenses, including reasonable attorneys' fees, incurred by Payee to enforce the provisions hereof and collect Maker's obligations hereunder.

This Note shall be construed according to, and shall be governed by the laws of the Commonwealth of Pennsylvania. The provisions of this Note shall be deemed severable, so that if any provisions hereof is declared invalid under the laws of any state where it is in effect, or of the United States, all other provisions of this Note shall continue in full force and effect.

This Note shall be binding upon the successors and assigns of the Maker, and shall inure to the benefit of and be enforceable by the heirs, personal representatives, successors and assigns of Payee or any other Payee thereof.

Notices: Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, five days after the date of deposit in the United States mails, as follows:

               (i)     if to the Maker, to:       Osprey Partners
                                                  2517 Route 35, Suite D-201
                                                  Manasquan, NJ 08736


               (ii)    if to the Holder, to:      Scangraphics, Inc.
                                                  700 Abbott Drive
                                                  Broomall, PA 19008


Governing Law: This Note shall be governed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to conflict of laws principles.

Successors and Assigns: All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Maker shall bind its successors and assigns, whether or not so expressed.

IN WITNESS WHEREOF, the Maker has caused this Note to be signed in its name and to be dated as of the date first above written.


            ATTEST:                        MAKER:


            /s/ Carol A. Mulshine          By: /s/ Michael A. Mulshine
            ----------------------             ------------------------------
                                               Michael A. Mulshine, Principal
                                               Osprey Partners

The following LEGEND shall be affixed to the appropriate Stock Certificate representing the shares of Common Stock covered by this Note:

-------------------------------------------------------------------------------




LEGEND:

These shares shall be held in Escrow by the Company's Escrow Agent and not be released for trade or transfer until the earlier of January 1, 2000 or in increments according to the Vesting Schedule that is detailed in Promissory Note No. PN-105 (the "Note"), provided the principal amount of this Note relating to the vested share increments, and all related interest due thereupon, has been paid to Scangraphics, Inc. (the "Payee").

These Escrowed shares will be forfeited in the event of voluntary termination of services to the Payee by the Shareholder. These shares will not be forfeited due to involuntary termination of the Shareholder or in the event the Shareholder is terminated due to inability to provide services to the Payee for reasons of health. In the event of death of the Shareholder all restrictions will lapse, and the then vested shares will accrue to the estate and/or heirs of the Shareholder. In the event of "change of control" of Scangraphics, Inc., all restrictions will lapse.